UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K
ON FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009 (December 17, 2009)

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by Raptor Pharmaceutical Corp. (the “Company”) as Amendment No. 1 to Form 8-K on Form 8-K/A (the “Amendment”) to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2009 (the “Original Filing”) that was filed with the SEC to report the execution of certain definitive documents relating to a directed offering by the Company.  The Company is filing this Amendment for the sole purpose of fixing some errors that were included in the signature pages to the Purchase Agreement attached as Exhibit 10.1 to the Original Filing.  The entire Purchase Agreement is included as Exhibit 10.1 hereto.

No items from the Original Filing are included in this Amendment and except for the disclosure set forth in Item 9.01(d) below, this Amendment does not modify or update in any way the Original Filing.  All disclosure provided in this Amendment is as of the date of the Original Filing. The Company has not updated the disclosure in this Amendment to reflect any recent development with respect to any disclosure contained in the Amended Filing. Reference is made to filings made by the Company with the SEC since the date of the Original Filing, which may contain more updated disclosure about the Company.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
10.1	Securities Purchase Agreement, dated December 17, 2009, by and between the Company and the investors signatories thereto	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: December 23, 2009		By: /s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
10.1	Securities Purchase Agreement, dated December 17, 2009, by and between the Company and the investors signatories thereto	X